UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 2014

ADVANCED CANNABIS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Northpark Drive, Suite 102, Colorado Springs, CO 80907
(Address of principal executive offices, including zip code)

(719) 332-4176
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       Other Events.

On May 16, 2014, the Company filed its quarterly report on Form 10-Q for the period ended March 31, 2014 with the United States Securities and Exchange Commission. While the Company’s independent public accountants received the draft 10-Q and issued comments which the Company took into account, the filing was consummated without the consent of the Company’s independent public accountants as the accountants had not finished their review of the interim consolidated financial statements included in the quarterly report on Form 10-Q using professional standards and procedures conducted for such reviews, as established by generally accepted auditing standards. While, the Company believes that all of the financial information in the Form 10-Q was materially accurate and that the financial statements were prepared by the Company’s management in accordance with applicable accounting standards, the Company’s management determined that it should disclose that the quarterly report on Form 10-Q for the period ended March 31, 2014 was filed without the required independent public accountant’s review.

The Auditors for the Company advised the Company on May 16, 2014 of the insufficiency of the filing and requested it be amended.

The Company intends to file its interim consolidated financial statements included in the quarterly report on Form 10-Q/A Amendment No. 1 for the period ended March 31, 2014, with proper authorization from our independent auditors as soon as practical.

The Company has informed Cutler & Co., LLC, the Company’s independent registered public accounting firm, of the matters disclosed in this filing, and has included as an exhibit to this Form 8-K filing the acknowledgement of Cutler & Co., LLC.

Item 9.01         Financial Statements and Exhibits

Exhibit	Description

16.1	Letter of Cutler & Co., LLC

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED CANNABIS SOLUTIONS, INC.

Dated: May 20, 2014	By:	/s/ Robert Frichtel
	Name:	Robert Frichtel
	Title:	Chief Executive Officer